UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2016 (February 22, 2016)

PEEKAY BOUTIQUES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-193618	46-4007972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

901 West Main Street, Suite A

Auburn, WA 98001

(Address of principal executive offices)

1-800-447-2993

(Registrant's telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2016, Peekay Boutiques, Inc. (the "Company"), the Company's subsidiaries, Christals Acquisition, LLC, Peekay Acquisition, LLC, each of the subsidiaries of Peekay Acquisition, LLC (collectively, the "Loan Parties") and certain of the Company's senior secured lenders (the "Consenting Term A Lenders") entered into the Forbearance and Ninth Amendment Agreement (the "Ninth Amendment"), which amends the financing agreement (the "Financing Agreement") relating to the Company's senior secured debt.

The Ninth Amendment provides the Loan Parties with necessary forbearance from the enforcement by the secured lenders of default-related rights and remedies with respect to existing Financing Agreement defaults of the Loan Parties specified in the Ninth Amendment (the "Specified Defaults") until July 31, 2016.

Under the Ninth Amendment, the Loan Parties have the following obligations, among others. As applicable, after each obligation identified below, the Company is disclosing its current compliance status.

•

The Company must appoint an independent director (the "Independent Director") nominated by the Consenting Term A Lenders to the Board of Directors of the Company and the applicable equivalent Board of each of the Company's subsidiaries. On February 22, 2016, the Loan Parties appointed Matthew R. Kahn as independent director in satisfaction of this requirement. See Item 5.02 of this current report.

•

The Company must adopt a policy (the "Board Policy") of (i) scheduling meetings of the Board of Directors at least every two weeks from and after February 22, 2016 and until the Term A Loans and Term B Loans (each as defined in the Financing Agreement) have been indefeasibly paid in full in cash or otherwise restructured in a manner acceptable to the Consenting Term A Lenders, (ii) requiring management to present the Board of Directors of the Company with frequent updates as to the condition of the business and the status of the milestones described in the Ninth Amendment, and (iii) requiring management to provide prompt responses to the questions of any member of the Board of Directors. The Company adopted the Board Policy on February 24, 2016 in satisfaction of this requirement.

•	The Loan Parties must enter into deposit account control agreements requested by the Consenting Term A Lenders. The Loan Parties expect that they will be able to comply with this requirement.

•

The Loan Parties must retain an investment bank acceptable to the Consenting Term A Lenders on terms and conditions acceptable to the Consenting Term A Lenders, to advise the Loan Parties in connection with a Qualified Refinancing and/or Qualified Private Sale. A Qualified Refinancing is generally defined in the Ninth Amendment as a refinancing transaction resulting in cash proceeds that are sufficient to pay all obligations of the Term A Lenders or that is otherwise acceptable to the Consenting Term A Lenders and the Independent Director and a Qualified Private Sale is generally defined in the Ninth Amendment as a sale of all or a portion of the Loan Parties that results in net proceeds that are sufficient to pay all obligations of the Term A Lenders or that is otherwise acceptable to the Consenting Term A Lenders and the Independent Director. The Company engaged an investment bank on February 22, 2016 in satisfaction of this requirement.

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•

The Loan Parties must provide the collateral agent and the Consenting Term A Lenders with an updated perfection certificate on or before February 29, 2016. The Company expects to deliver a perfection certificate on February 29, 2016.

•

The Company must issue warrants to the Consenting Term A Lenders for the purchase of up to an aggregate of 2.5% of the common shares of the Company on a fully diluted basis. The Company expects to issue the warrants within the next several days in satisfaction of this requirement.

•

The Loan Parties must pay an amendment fee to each Consenting Term A Lender equal to 0.25% of the aggregate principal amount of such Consenting Term A Lender's outstanding loans (both Term A Loans and Term B Loans). The Loan Parties paid the amendment fee in satisfaction of this requirement.

•

The Company and Loan Parties must pay the reasonable fees and expenses of counsel and other costs and expenses requested by the Consenting Term A Lenders and up to $15,000 in costs and expenses to the Term B Lenders. The Loan Parties have paid a $150,000 retainer to the counsel of the Consenting Term A Lenders, as required.

•

The Loan Parties must enter into a non-binding term sheet, on terms and conditions that are acceptable to the Consenting Term A Lenders, with respect to a Step Two Restructuring Transaction by March 15, 2016. A Step Two Restructuring Transaction is general defined in the Ninth Amendment as an out-of-court restructuring on terms and conditions acceptable to the Consenting Term A Lenders or a pre-arranged Chapter 11 bankruptcy on terms and conditions acceptable to the Consenting Term A Lenders. The Loan Parties expect that they will be able to comply with this requirement.

•

The Company is required to consummate before April 15, 2016 a Step One Restructuring Transaction, which consists of either an initial public offering where the allocation of proceeds is approved by the Consenting Term A Lenders and the Independent Director, a Qualified Refinancing, or a Qualified Private Sale, as described above. If a Step One Restructuring Transaction has not been consummated on or before April 15, 2016, the Company and the holders of at least two-thirds of the aggregate principal amount of the Company's outstanding subordinated seller notes (the "Seller Notes") must enter into a restructuring support agreement in form and substance acceptable to the Consenting Term A Lenders in order to implement the Step Two Restructuring Transaction. The Company intends to use its commercially reasonable efforts to seek to accomplish a Step One Restructuring Transaction before the April 15, 2016 deadline.

•

Starting on February 15, 2016, the Loan Parties must pay interest at the default rate under the Financing Agreement (generally equal to the applicable rate plus 2.00%). This default interest must be paid in cash to the Term A Lenders, and accrued and added to the principal balance for Term B Loans. The Loan Parties intend to comply with this requirement.

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•

Upon request by the Consenting Term A Lenders, the existing engagement letter between the Loan Parties and the consulting firm engaged to provide a chief restructuring officer must be amended to include additional services and responsibilities requested by the Consenting Term A Loans which are consistent with the fiduciary duties of the Company and the Loan Parties. Upon the request of the Consenting Term A Lenders, the Company will comply with this requirement.

•

The Loan Parties must provide cash forecasts starting February 29, 2016 and every twenty days after the last day of each calendar month for the upcoming 13-week period. Starting March 16, 2016, the Loan Parties must also provide a bi-weekly report stating their actual cash receipts and disbursements for the immediately preceding week and a reconciliation between actual and projected cash receipts and disbursements and explanation for causes for variations. The Company intends to comply with this requirement and does not expect any compliance issues with respect to the same.

•

The Loan Parties are prohibited from making any cash payments for accrued and unpaid interest on or principal of the Seller Notes. The Company intends to comply with this requirement and does not expect any compliance issues with respect to the same.

•

Unless a Step One Restructuring Transaction or a Step Two Restructuring Transaction has occurred or the Term A Loans and the Term B Loans have been paid in full in cash or otherwise restructured in a manner acceptable to the Consenting Term A Lenders prior to the first to occur of a Termination Event or the outside date of July 31, 2016, the Company must deliver the membership interests of Christals Acquisition, LLC to the collateral agent of for further distribution to the Term A Lenders and Term B Lenders in a manner consistent with the Financing Agreement. A Termination Event is generally defined in the Ninth Amendment as a default or event of default other than the Specified Defaults, a failure to comply with the other requirements of the Ninth Amendment, the pursuit of an alternative transaction that is inconsistent with the Ninth Amendment as determined by the Consenting Term A Lenders, the breach of any representation or warranty in the Ninth Amendment and certain other breaches or defaults specified in the Ninth Amendment. The Company expects that a Step One Restructuring Transaction or a Step Two Restructuring Transaction will occur prior to a Termination Event or the July 31, 2016 outside date, however, if the same does not occur, then the Company intends to comply with this requirement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included in Item 1.01 of this report is incorporated by reference into this Item 2.03.

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2016, in satisfaction of a requirement to appoint the Independent Director under the Ninth Amendment, the Board of Directors of the Company appointed Matthew R. Kahn as a new independent director of the Company.

The Board determined that Mr. Kahn meets the criteria for independent directors and audit committee members as set forth in NASDAQ Listing Rules 5605(a)(2) and 5605(c)(2)(A). Mr. Kahn is entitled to monthly compensation of $7,000 for his services as a director of the Company.

Mr. Kahn has approximately 20 years experience in private equity, structured lending, and credit investing, and four years of operating experience as a senior financial executive of two public companies. Since July 2012, Mr. Kahn has acted as Special Advisor and Consultant for MRSAKAHN LLC, in which Mr. Kahn has advised various parties in a number of corporate acquisition and restructuring transactions. Mr. Kahn has also been a member of the board of directors of Hovensa LLC, Grafton Fraser Inc., Sager Creek Vegetable Company, and City Fresh. Prior to that, Mr. Kahn was Principal and Managing Director of GB Merchant Partners, LLC, a division of Gordon Brothers, from 1995 to June 2012. During his tenure, Mr. Kahn led private equity acquisitions by 1903 Equity Fund, LP and structured lending by 1903 Debt Fund, LP. From 1997 to 2006, in connection with his service with Gordon Brothers Group, Mr. Kahn was Chairman of the Board of Party America and oversaw its growth and sale to Party City (NYSE: PRTY). In addition, Mr. Kahn has served as director and a member of the Audit Committee for Ashley Stewart, Bargain Shop, Como, and Spencer Gifts and as a director of McNaughton Apparel, formerly a public company, and Party City (NYSE: PRTY). From 1994 to 1995, Mr. Kahn was Chief Financial Officer of Jos. A. Bank Clothiers, Inc. (NASDAQ: JOSB). From 1992 to 1994, Mr. Kahn was Senior Financial Officer of Nature Food Centres, Inc. In addition, from 1987 to 1991, Mr. Kahn was Vice President, Principal Investments, of Trump Group; from 1986 to 1987, Associate, Mergers & Acquisitions, Citicorp Investment Banking; and from 1981 to 1983, Staff Accountant, Audit Division, of Arthur Anderson. Mr. Kahn completed his Master of Business Administration program at University of Virginia (Darden School) in 1985 and Bachelor of Science in Business Administration, magna cum laude, at Georgetown University in 1981.

Other than in connection with the satisfaction of requirements of the Ninth Amendment as disclosed in Item 1.01 above, there are no arrangements or understandings between Mr. Kahn and any other persons pursuant to which he was selected as a director and there are no transactions between the Company and Mr. Kahn that would require disclosure under Item 404(a) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEEKAY BOUTIQUES, INC.

Dated: February 26, 2016	By:	/s/ Lisa Berman
Lisa Berman
Chief Executive Officer

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